Exhibit 99.1

FORM 4 JOINT FILER INFORMATION

Name of
“Reporting Persons”:	Thomas, McNerney & Partners, L.P.
TMP Associates, L.P.
Thomas, McNerney & Partners, LLC
TMP Nominee, LLC

Address:	60 South 6th Street, Suite 3620
Minneapolis, MN 55402

Designated Filer:	Thomas, McNerney & Partners, L.P.

Issuer and Ticker Symbol: Coley Pharmaceutical Group, Inc. (“COLY”)

Date of Event:	May 31, 2006

Each of the following is a Joint Filer with Thomas, McNerney & Partners, L.P. (“TMP”) and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4: TMP Associates, L.P., Thomas, McNerney & Partners, LLC and TMP Nominee, LLC.

The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates TMP as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person hereby appoints Thomas, McNerney & Partners, LLC as its attorney in fact for the purpose of making reports relating to transactions in Coley Pharmaceutical Group, Inc. securities.

THOMAS, MCNERNEY & PARTNERS, L.P.		TMP ASSOCIATES, L.P.
By: Thomas, McNerney & Partners, LLC		By: Thomas, McNerney & Partners, LLC
Its: General Partner		Its: General Partner

By	/s/ James E. Thomas	By	/s/ James E. Thomas
	Managing Partner		Managing Partner

THOMAS, MCNERNEY & PARTNERS, LLC		TMP Nominee, LLC

By	/s/ James E. Thomas	By	/s/ James E. Thomas
	Managing Partner		Manager